UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 2, 2008

Odyne Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-130768	13-4050047
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

89 Cabot Court, Suite L, Hauppauge, New York		11788
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 750-1010

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ODYNE CORPORATION

April 2, 2008

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On April 2, 2008, Jeffrey H. Auerbach was elected to our board of directors.

Mr. Auerbach, age 37, is the Senior Vice President, Private Client Group, of vFinance Investments, Inc., where he has been a registered representative for five years. vFinance Investments is a subsidiary of vFinance, Inc., a publicly-held financial services firm headquartered in Boca Raton, Florida, with offices in New York, New York. Mr. Auerbach also serves on the board of directors of Electro Energy Inc., a publicly-held developer of energy storage technology, products and related systems.

vFinance Investments has acted in the past, and may act from time to time in the future, as our investment banking firm and placement agent in financing transactions, and as a market maker in our shares of common stock. Except through vFinance Investments, Mr. Auerbach has not engaged in a related party transaction with us during the last two years.

Mr. Auerbach is a director nominee of The Quercus Trust, the lead investor in our October 2007 and March 2008 financing transactions. In connection with the March 2008 financing transaction, we agreed with The Quercus Trust to designate one person selected by it, and reasonably acceptable to us, to be a nominee for director for a period of three years following the closing date of that transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

99.1	Press release issued by Odyne Corporation on April 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYNE CORPORATION

Date: April 7, 2008	By:	/s/ Alan Tannenbaum
Alan Tannenbaum
Chief Executive Officer